                                                 Exhibit 99.1

            For Immediate Release
CPG International Inc. Posts Second Quarter Results

Friday, August 6, 2010

CPG International Inc. (CPG) a leading manufacturer of premium, low maintenance building products for residential, commercial, and industrial markets today announced second quarter 2010 financial results.  CPG’s products include AZEK Trim, AZEK Deck, AZEK Porch, AZEK Moulding, and AZEK Rail for residential housing markets; bathroom and locker systems sold under the brand names Comtec Industries, Hiny Hider and TuffTec, used in commercial building markets; and Vycom which extrudes plastic sheet products under the names of Celtec, Seaboard® and Flametec® and other non-fabricated products for special applications in industrial markets.

Second Quarter Highlights

•
Second quarter sales were $85.7 million, up 37.5% from the second quarter 2009.  64.3% revenue growth at AZEK Deck, Rail and Trim and 74.3% volume growth at Vycom offset softness in the commercial market.

•	Gross margin decreased to 30.9% from 35.6% in the second quarter of 2009 driven primarily by higher material costs.

•	Net income was $2.8 million for the second quarter of 2010, compared to $0.1 million in the second quarter of 2009.

•	EBITDA increased to $16.6 million in the second quarter of 2010. Adjusted EBITDA was $17.3 million in the second quarter of 2010, up from $14.5 million in the second quarter of 2009.

Year-to-Date Highlights

•
Sales for the first six months of 2010 were $180.4 million, up 25.5% from 2009.  Revenue growth at AZEK Deck, driven by new product offerings and a stabilizing residential repair and remodel market, and volume growth at Vycom offset softness in the commercial market.

•	Gross margin decreased to 31.1% in the first six months of 2010 from 34.9% driven primarily by higher material costs.

•	Net income was $6.0 million for 2010, compared to a net loss of $(7.0) million in 2009.

•	EBITDA increased to $36.7 million year-to-date in 2010. Adjusted EBITDA was $38.5 million in the first six months of 2010, up from $35.5 million in the first six months of 2009.

“We are very excited about our second quarter results,” commented Eric Jungbluth, CPG’s President and Chief Executive Officer.  “Our new product initiatives and marketing efforts continue to differentiate us in the market place and are accelerating the conversion to our lower maintenance product offering.”

EBITDA Guidance

(See the accompanying financial schedules for full financial details and a reconciliation of non-GAAP financial measures to their GAAP equivalents.)

CPG raised earnings guidance for 2010 with Adjusted EBITDA guidance of $57 million to $67 million.  Scott Harrison, Executive Vice President and Chief Financial Officer, said “Based on our second quarter results, we are slightly increasing our Adjusted EBITDA guidance for the year.  We continue to expect revenue growth driven by new products and marketing initiatives, being partially offset by higher material costs and a challenging commercial market.  To help meet the demand for growth with AZEK Deck, we are increasing the expected range for capital expenditures in 2010 to $15 million to $20 million.”

Investor Call

CPG will hold an investor conference call to discuss Second Quarter 2010 financial results at 9 AM Eastern time on Friday, August 6, 2010.  Eric Jungbluth, President and Chief Executive Officer and Scott Harrison, Executive Vice President and Chief Financial Officer, will host the call.

To access the conference call, please dial (866) 863-6818, and use conference ID code 80981126.  An encore presentation will be available for one week after the completion of the call.  In order to access the encore presentation, please dial (800) 642-1687 or (706) 645-9291, and use the conference ID code 80981126.

Forward-looking Statements

Statements in this investor release and the schedules hereto which are not purely historical facts or which necessarily depend upon future events, including statements about forecasted financial performance, guidance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended.  Readers are cautioned not to place undue reliance on forward-looking statements.  All forward-looking statements are based upon information available to CPG on the date this release was submitted.  CPG undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to CPG’s revenues and operating results being highly dependent on, among other things, the homebuilding industry, the commercial building industry, raw material prices, competition, the economy and the financial markets.  CPG may not succeed in addressing these and other risks.  Further information regarding factors that could affect our financial and other results can be found in the risk factors section of CPG’s most recent annual report on Form 10-K and quarterly report on Form 10-Q filed with the Securities and Exchange Commission.  Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.

About CPG International

Headquartered in Scranton, Pennsylvania, CPG International is a manufacturer of market-leading brands of highly engineered, premium, low-maintenance, building products for residential and commercial markets designed to replace wood, metal and other traditional materials in a variety of construction applications.  The Company’s products are marketed under several brands including AZEK® Trim and Moulding, AZEK® Deck, AZEK® Rail, Santana Products, Comtec Industries, Capitol, TuffTec™, Hiny Hider® and Celtec®, as well as many other brands.  For additional information on CPG please visit our web site at www.cpgint.com.

Financial Schedules

CPG International Inc. and Subsidiaries
Consolidated Balance Sheets
June 30, 2010 and December 31, 2009
(unaudited)
(dollars in thousands)

	June 30,	December 31,
	2010	2009
ASSETS:
Current assets:
Cash and cash equivalents	$48,263	$44,501
Receivables:
Trade, less allowance for doubtful accounts of $1,281 and $964 in 2010 and 2009, respectively	30,381	14,219
Inventories	37,249	45,922
Deferred income taxes—current	2,325	2,414
Prepaid expenses and other	2,575	3,097
Total current assets	120,793	110,153
Property and equipment—net	81,677	84,332
Goodwill	246,763	246,842
Intangible assets —net	90,315	92,699
Deferred financing costs—net	3,987	5,079
Other assets	259	299
Total assets	$543,794	$539,404

LIABILITIES AND SHAREHOLDER’S EQUITY:
Current liabilities:
Accounts payable	$27,222	$24,263
Current portion of capital lease	825	1,747
Current portion of long-term debt obligations	250	250
Accrued interest	13,356	13,049
Accrued rebates	3,589	3,916
Accrued expenses	12,828	14,527
Total current liabilities	58,070	57,752
Deferred income taxes	38,313	35,067
Capital lease obligation—less current portion	3,321	3,316
Long-term debt—less current portion	302,019	302,042
Accrued warranty—less current portion	3,167	3,183
Other liabilities	35	35
Commitments and contingencies
Shareholder’s equity:
Common shares, $0.01 par value: 1,000 shares authorized; 10 issued and outstanding at June 30,
2010 and December 31, 2009	—	—
Additional paid-in capital	212,229	212,152
Accumulated deficit	(56,943)	(62,899)
Note receivable – CP Holdings	(13,902)	(8,872)
Accumulated other comprehensive loss	(2,515)	(2,372)
Total shareholder’s equity	138,869	138,009
Total liabilities and shareholder’s equity	$543,794	$539,404

CPG International Inc.
and Subsidiaries
 Consolidated Statements of Operations
Three Months Ended June 30, 2010 and 2009
(unaudited)
 (dollars in thousands)

	Three	Three
	Months Ended	Months Ended
	June 30,	June 30,
	2010	2009
Net sales	$85,730	$62,358
Cost of sales	(59,225)	(40,135)
Gross margin	26,505	22,223
Selling, general and administrative expenses	(14,851)	(14,087)
Loss on disposal of property	(240)	(126)
Operating income	11,414	8,010

Other income (expenses):
Interest expense	(8,272)	(7,940)
Interest income	—	33
Miscellaneous – net	2	(27)
Foreign currency (loss) gain	(99)	143
Total other expenses-net	(8,369)	(7,791)
Income before income taxes	3,045	219
Income tax expense	(277)	(127)
Net income	$2,768	$92

CPG International Inc.
and Subsidiaries
 Consolidated Statements of Operations
Six Months Ended June 30, 2010 and 2009
(unaudited)
 (dollars in thousands)

	Six	Six
	Months Ended	Months Ended
	June 30,	June 30,
	2010	2009
Net sales	$180,397	$143,774
Cost of sales	(124,324)	(93,579)
Gross margin	56,073	50,195
Selling, general and administrative expenses	(29,235)	(26,915)
Impairment of goodwill and long-lived assets	(599)	(14,408)
Loss on disposal of property	(251)	(126)
Operating income	25,988	8,746

Other income (expenses):
Interest expense	(15,744)	(16,139)
Interest income	—	53
Miscellaneous – net	6	(13)
Foreign currency (loss) gain	(21)	116
Total other expenses-net	(15,759)	(15,983)
Income (loss) before income taxes	10,229	(7,237)
Income tax (expense) benefit	(4,273)	274
Net income (loss)	$5,956	$(6,963)

CPG International Inc. and Subsidiaries
Calculation of Earnings before Interest, Taxes, Depreciation and Amortization
Three Months Ended June 30, 2010 and 2009
(unaudited)
 (dollars in thousands)

	Three	Three
	Months Ended	Months Ended
	June 30,	June 30,
	2010	2009
Net income	$2,768	$92
Interest expense, net	8,272	7,907
Income tax expense	277	127
Depreciation and amortization	5,254	5,340
EBITDA	$16,571	$13,466

Reconciliation to Adjusted EBITDA:
EBITDA	$16,571	$13,466
Allowable adjustments:
Relocation and hiring costs	6	29
Severance costs	–	312
Management fee and expenses	393	492
Non-cash compensation charge	13	4
Loss on disposal of fixed assets	240	126
Lease termination fees	1	–
Registration expenses related to Notes	38	58
Adjusted EBITDA	$17,262	$14,487

CPG International Inc. and Subsidiaries
Calculation of Earnings before Interest, Taxes, Depreciation and Amortization
Six Months Ended June 30, 2010 and 2009
(unaudited)
 (dollars in thousands)

	Six	Six
	Months Ended	Months Ended
	June 30,	June 30,
	2010	2009
Net income (loss)	$5,956	$(6,963)
Interest expense, net	15,744	16,086
Income tax expense (benefit)	4,273	(274)
Depreciation and amortization	10,764	10,665
EBITDA	$36,737	$19,514

Reconciliation to Adjusted EBITDA:
EBITDA	$36,737	$19,514
Allowable adjustments:
Impairment of goodwill and long-lived assets	599	14,408
Relocation and hiring costs	55	73
Severance costs	13	337
Management fee and expenses	784	891
Non-cash compensation charge	27	35
Disposal of fixed assets	251	126
Lease termination fees	19	–
Registration expenses related to Notes	51	111
Adjusted EBITDA	$38,536	$35,495